EXHIBIT 21.1

NEIMAN MARCUS GROUP LTD LLC
SUBSIDIARIES OF THE COMPANY

JURISDICTION OF SUBSIDIARY/AFFILIATE	INCORPORATION	STOCKHOLDER
Bergdorf Goodman, Inc.	New York	The Neiman Marcus Group LLC

Bergdorf Graphics, Inc.	New York	Bergdorf Goodman, Inc.

BergdorfGoodman.com, LLC	Delaware	The Neiman Marcus Group LLC

BG Productions, Inc.	Delaware	The Neiman Marcus Group LLC

Mariposa Borrower, Inc.	Delaware	Neiman Marcus Group LTD LLC

NEMA Beverage Corporation	Texas	NEMA Beverage Holding Corporation

NEMA Beverage Holding Corporation	Texas	NEMA Beverage Parent Corporation

NEMA Beverage Parent Corporation	Texas	The Neiman Marcus Group LLC

NM Financial Services, Inc.	Delaware	The Neiman Marcus Group LLC

NMG Media, Inc.	Delaware	The Neiman Marcus Group LLC

NMG Global Mobility, Inc.	Delaware	The Neiman Marcus Group LLC

NMGP, LLC	Virginia	The Neiman Marcus Group LLC

NM Nevada Trust	Massachusetts	The Neiman Marcus Group LLC (90%) Bergdorf Goodman, Inc. (10%)

The Neiman Marcus Group LLC	Delaware	Neiman Marcus Group LTD LLC

Worth Avenue Leasing Company	Florida	The Neiman Marcus Group LLC

NM Bermuda, LLC	Delaware	The Neiman Marcus Group LLC

Neiman Marcus Bermuda, L.P.	Bermuda	The Neiman Marcus Group LLC (99%) NM Bermuda, LLC (1%)

NMG Asia Holdings Limited	Hong Kong	Neiman Marcus Bermuda, L.P.

NMG Asia Limited	Hong Kong	Neiman Marcus Bermuda, L.P.